                                                                   EXHIBIT 10.41

                          WSE ASSET PURCHASE AGREEMENT


          This WSE ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 6th day of September, 1996 between Weider Sports Equipment Co. Ltd./Compagnie D'Equipement de Sports Weider Ltee, a Quebec company (the "Seller"), ICON of Canada Inc., a Quebec company ("ICON Canada"), and ICON Health & Fitness, Inc., a Delaware corporation ("ICON"; each of ICON Canada and ICON being sometimes referred to herein as a "Buyer" and collectively as the "Buyers").

                                    Recitals

          The Seller and ICON are party to the Distribution Agreement dated September 26, 1994 (as in effect prior to the date hereof, the "Distribution Agreement") pursuant to which ICON appointed the Seller as its distributor for the Products (as such term is defined in the Distribution Agreement) in the Territory (as such term is defined in the Distribution Agreement), subject to the terms and conditions set forth therein.

          As part of a global settlement of certain disputes among the parties hereto and their respective affiliates, ICON and the Seller have agreed, among other things, to amend the Distribution Agreement and the Buyers have agreed to purchase and the Seller has agreed to sell certain assets relating to Seller's home fitness equipment business lines (the "WSE Equipment Business") and ICON has agreed to assume certain related liabilities.

                                   Agreement

          Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

 1.       DEFINITIONS.

          1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. Certain definitions are set forth in Section 7 hereof.

          1.2. Master Transaction Agreement. Reference is hereby made to the First Amended and Restated Master Transaction Agreement dated as of October 12, 1994 (as from time to time in effect, the "Master Transaction Agreement") among ICON, Weider Health and Fitness, a Nevada corporation ("WHF"), Weider Sporting Goods, Inc., a California corporation, and the other sellers named therein. Terms defined in the Master Transaction Agreement and not otherwise defined herein are used herein with the meanings so defined.

 2.       AMENDMENT AND PARTIAL TERMINATION OF DISTRIBUTION AGREEMENT.

          2.1. Amendment and Partial Termination. This Agreement shall be deemed an amendment of the Distribution Agreement for all purposes. Except for the provisions of this Agreement and of Section 8.2, Section 12.3 (other than Section 12.3.4) and, to the extent provided in the next sentence, Section 12.5 of the Distribution Agreement, which provisions shall survive the execution and delivery hereof, the Distribution Agreement is hereby terminated and of no further force or effect simultaneously with the execution and delivery hereof and the making of the Settlement Payment (as defined below), and neither ICON nor Seller or any other Person shall have any further or outstanding rights or obligations thereunder. Section 12.5 of the Distribution Agreement is hereby modified by Amendment No. 1 to the Non-Competition Agreement of even date herewith, by and among, inter alia, WHF and ICON and, as so modified, said
Section 12.5 shall survive the execution and delivery hereof. Solely for purposes of said Sections 12.3 (other than 12.3.4) and 12.5, this Agreement shall be deemed a termination under Section 11 (without reason by both parties) and a sale under Section 12.1 of the Distribution Agreement.

          2.2. Royalty Payments, etc. Simultaneously with the execution and delivery hereof, ICON is paying to the Seller $200,750 (the "Royalty Payment") in satisfaction of certain royalty obligations under the Distribution Agreement.

          2.3. Settlement Payments. Simultaneously with the execution and delivery hereof, ICON is paying to the Seller $8,000,000 (the "Settlement Payment") in consideration of the termination of the Distribution Agreement as provided in Section 2.1 and settlement of any and all Section 2 Claims (as defined in Section 2.4) pertaining to, by reason of or arising out of, any and all disputes under the Distribution Agreement, including but not limited to the disputes at issue (i) in mediation proceeding identified as Conciliation No. 8819/Ck which was initiated in 1995 in the International Chamber of Commerce in London, England, (ii) in a conciliation demand filed with the International Chamber of Commerce in Paris, France in August 1995 and (iii) in four actions filed in federal courts in Utah on August 21, 1995 against Datam, Inc., The Borges Lamont Company d/b/a C&D International and Fitness First, Inc. d/b/a American Distributors.

          Any and all Section 2 Claims (as defined in Section 2.4) of any kind whatsoever any Person may now have or may previously have had based in whole or in part on facts that occurred prior to the date hereof (i) pertaining to, by reason of, or arising under, the Distribution Agreement, or (ii) pertaining to, by reason of, or arising under, any other Person's obligations under the Distribution Agreement, or (iii) pertaining to, by reason of, or arising under, any other Person's failure to comply with or to perform its obligations thereunder, are hereby released and extinguished; provided, however, that this sentence shall not be
                           --------  -------
interpreted as releasing ICON from or extinguishing any Section 2 Claim made after the date hereof based upon ICON's warranties under Section 8.2 of the Distribution Agreement, or as releasing or extinguishing any Section 2 Claim of ICON under Section 12.5 of the Distribution Agreement (as modified by Section
2.1 of this Agreement and Section 2.1 of the Settlement Agreement (as defined in Section 10.10 hereof)) arising after the date hereof based solely upon facts that occur entirely after the date of execution and delivery of this Agreement.

          2.4. Section 2 Claims. "Section 2 Claims" shall mean all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, and any and all claims, demands, rights, and liabilities whatsoever, of every name and nature, both at law and in equity, whether direct or derivative, whether liquidated or unliquidated, whether known or unknown, and including but not limited to any and all "claims" as that term is defined in 11 U.S.C. (S) 101.

3. PURCHASE AND SALE OF WSE EQUIPMENT ASSETS; ASSUMPTION OF LIABILITIES; AND MANNER OF PAYMENT.

    3.1.  Purchase and Sale of Assets.

          3.1.1. Sale of Assets. The Seller hereby agrees to sell, assign and transfer to Buyers simultaneously with the execution and delivery hereof, and Buyers hereby agree to purchase from the Seller simultaneously with the execution and delivery hereof, the WSE Equipment Assets. All of the WSE Equipment Assets shall be allocated to ICON Canada.

          3.1.2. Purchase Price. In addition to the assumption of the Assumed Liabilities, the cash purchase price to be paid by Buyers to the Seller for the WSE Equipment Assets (the "Cash Purchase Price" and, together with the Assumed Liabilities, the "Purchase Price") will be US $8,430,000 and shall be paid simultaneously with the execution and delivery hereof.

          3.1.3. Payment of Purchase Price. The Cash Purchase Price and the amounts of the Royalty Payment and the Settlement Payment will be paid by wire transfer of immediately available funds in U.S. dollars to such account as the Seller shall specify.

          3.1.4. Allocation of Purchase Price. The Purchase Price shall be allocated among the WSE Equipment Assets in the manner set forth in Schedule
                                                                        --------
    3.1.1 hereto.
    -----

                                      -3-
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    Each Buyer and the Seller hereby agree to reflect the allocation of the
    Purchase Price provided for herein in their respective financial statements and Tax Returns.

          3.1.5. Elections. Icon Canada and the Seller shall, at the Closing, jointly execute an election under section 167 of the Excise Tax Act (Canada) and Section 75 of the Quebec Sales Tax Act in the form prescribed for such purpose in order that the sale of the WSE Equipment Assets will occur without any Goods and Services Tax ("GST") or Quebec Provincial Sales Tax ("PST") being payable in connection therewith. ICON Canada shall file the election form executed by it with Revenue Canada and the Minister of Revenue of Quebec with its GST and PST return, respectively, for its GST and PST reporting period encompassing the date of Closing and ICON Canada shall concurrently therewith confirm to the Seller in writing that said election has been duly filed. ICON Canada and the Seller agree to file a joint election in accordance with Subsection 22(1) of the Income Tax Act (Canada) and s.184 of the Quebec Taxation Act in prescribed form and within the prescribed time limits.

    3.2. Assumption of Liabilities. Buyers hereby agree, jointly and severally, effective upon the execution and delivery hereof, to assume and pay, discharge, perform or otherwise satisfy in accordance with their respective terms and be responsible for all liabilities and obligations of the Seller which relate to the WSE Equipment Business, past, present and future, actual or contingent, other than the Excluded Liabilities and the Seller Retained Unknown Liabilities (collectively the "Assumed Liabilities"). The Assumed Liabilities include only (i) the Specifically Assumed Liabilities and (ii) the Buyer Assumed Unknown Liabilities. The Buyers shall be responsible for, and shall pay, all Unknown Liabilities up to a maximum amount equal in the aggregate to the Deductible Amount (such portion of such liabilities being referred to herein as the "Buyer Assumed Unknown Liabilities"). The Seller shall be responsible for, and shall pay, all Unknown Liabilities which remain outstanding after the Deductible Amount is equal to zero dollars (such portion of such liabilities being referred to herein as the "Seller Retained Unknown Liabilities"), and the Seller shall have no obligation to pay any Unknown Liabilities unless and until the Deductible Amount shall be equal to zero dollars. As used herein, the term "Unknown Liabilities" means all liabilities and obligations of the Seller which relate to the WSE Equipment Business which (i) were incurred, or, subject to the provisions of the next sentence, arose or arise from acts or omissions of the Seller, during the period ending upon the execution and delivery hereof, and
(ii) do not constitute either Specifically Assumed Liabilities or (except to the extent specifically provided in Sections 3.3(f) and 3.3(g)) Excluded Liabilities. In the case of liabilities arising from conduct commenced by the Seller prior to and continued by the Buyers after the Closing, such liabilities shall be deemed to be Unknown Liabilities solely to the extent attributable to pre-Closing conduct of the Sellers, and, to the extent attributable to post-Closing conduct of the Buyers, the Buyers, jointly and severally, shall be responsible therefor and discharge the same. As used herein, the term "Specifically Assumed Liabilities" means all liabilities and obligations specifically assumed by the Buyers pursuant to the provisions of Section 3.2.1 through 3.2.4 below:

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

          3.2.1. Transferred Contracts, Payables and Bank Debt. Seller hereby assigns to the Buyers, effective upon the execution and delivery hereof, and the Buyers hereby assume, effective upon the execution and delivery hereof, the Transferred Contracts (as defined below) (provided that the Seller shall remain liable for the Excluded Liabilities referred to in Section 3.3(f)) and the accounts payable referred to in clause (b) below in the amounts referred to therein. Buyers hereby agree, jointly and severally, effective upon the execution and delivery hereof, to assume and pay, discharge, perform or otherwise satisfy in accordance with their respective terms and be responsible for (a) all liabilities and obligations of the Seller with respect to the contracts and leases (the "Transferred Contracts") listed on Schedule 3.2.1
                                                             --------------
(provided that the Seller shall remain liable for the Excluded Liabilities referred to in Section 3.3(f)); (b) the payment of the accounts payable listed on Schedule 3.2B, in the amounts therein set forth, and (c) the payment of
   -------------
$321,639 to Royal Bank of Canada (the "Bank") in respect of indebtedness of Seller for money borrowed to the Bank (and ICON agrees to pay (or cause ICON Canada to pay) on the Closing Date at Closing all money to be paid to the Bank under this clause (c)).

          3.2.2.  Distribution Arrangements.

                  (a) Simultaneously with the execution and delivery hereof the Buyers are executing and delivering to each of the four (4) distributors referred to therein counterparts of the forms of distribution agreements attached as Schedule 3.2.2A-1 through A-4. The
                                              -----------------------------
          Buyers jointly and severally agree to perform and discharge all agreements and covenants to be performed by them thereunder, provided that if any of such distributors elects not to enter into such a distribution agreement and fails to execute the same within 30 days after the Closing, then, in the case of the Israel distributor, such distributor shall be treated as an Oral Distributor (as defined below), and, in the case of the Brazil distributor, who has previously entered into a distributorship agreement attached as part of Schedule 3.2.2B, such written distributorship agreement shall be treated as a Distributorship Agreement under Section 3.2.2(b) below.

                  (b) Attached hereto as Exhibits 3.2.2 B-1 through B-9 are letters executed by the Seller, ICON and the distributors listed on
          Schedule 3.2.2B with respect to the distribution agreements identified
          ---------------
          on said Schedule 3.2.2B, (the "Distributorship Agreements"). Effective
                  ---------------
          upon the execution and delivery hereof, the Seller hereby assigns to the Buyers, and the Buyers, jointly and severally, hereby assume, the Distributorship Agreements to the extent the same relate to home fitness equipment; it being understood that the Seller is not assigning, and the Buyers are not assuming, the Distributorship Agreements to the extent the same relate to nutritional products or publications or other products other than home fitness equipment. The Buyers jointly and severally agree to perform and discharge all agreements and covenants of the Seller under the Distributorship Agreements to the extent the same relate to home fitness equipment (but not to the extent relating to nutritional products or publications or other products other than home fitness equipment). Notwithstanding the foregoing provisions of this
          Section 3.2.2(b), the Seller shall remain liable for the Excluded Liabilities referred to in Section 3.3(g).

                  (c) The Buyers hereby agree, jointly and severally, to supply each of the distributors and other customers listed in Schedule 3.2.2C
                                                                 ---------------
          (the "Oral Distributors") with the brands of home fitness equipment listed respectively opposite the names of such distributors or customers on Schedule 3.2.2C either on a non-exclusive basis or on an
                       ---------------
          exclusive basis, as set forth in said Schedule with respect to each such distributor or customer, at prices no higher than those charged other international distributors of ICON generally and otherwise on terms similar to those applicable to other international distributors of ICON generally (the existing distributors referred to in Schedules
                                                                      ---------
          3.2.2A, B and C are referred to herein, collectively, as the Existing
          ---------------
          Distributors"). Notwithstanding the foregoing provisions of this
          Section 3.2.2(c), it is expressly understood and agreed that, subject to the provisions of clause (iii) of Section 6.1.2, the Buyers may at any time cease to supply any of the Oral Distributors.

          3.2.3.  Filling Pre-Closing Orders and Warranty Claims.

                  (a) The Buyers agree, jointly and severally, effective upon the execution and delivery hereof, to assume the obligation to execute each order listed on Schedule 3.2.3 and each other existing order, if
                               --------------
          any, not listed in Schedule 3.2.3, which is a bona fide arms length
                             --------------
          order for home fitness equipment which was placed with Seller by unaffiliated third parties prior to the date hereof but which has not been filled at the date hereof, in each case on the Seller's terms applicable to such order.

                  (b) The Buyers agree, jointly and severally, effective upon the execution and delivery hereof, that if any home fitness equipment sold by Seller prior to the Closing is entitled to warranty service after the Closing under the ordinary course warranties provided by the Seller in connection with sales of home fitness equipment, Buyers shall, at Buyers' own expense, promptly repair or replace such product upon the applicable distributor's or customer's request if made within the applicable warranty period of the Seller. Notwithstanding the foregoing, Seller shall remain liable for the Excluded Liabilities referred to in Section 3.3(h).

          3.2.4. Products Liability. Buyers hereby agree, jointly and severally, effective upon the execution and delivery hereof, to assume and pay, discharge or otherwise be responsible for all product liability claims that were not asserted in a writing actually received by the Seller prior to the execution and delivery hereof in respect of (i) home fitness equipment sold by Seller prior to the execution and delivery hereof and (ii) inventory sold by either Buyer after the execution and delivery hereof, other than, in the case of clause (i), product liability claims which constitute Excluded Liabilities. Simultaneously with the execution and delivery hereof, the Seller is paying the Buyers $40,000 (Canadian) in respect of related product liability insurance costs of the Buyers.

                  3.2.5. Allocations. Assumed Liabilities as between the Buyers are allocated to ICON Canada; provided, that ICON hereby agrees to pay when due any Assumed Liability assumed by ICON Canada which ICON Canada fails to pay when due. This guarantee by ICON is a guarantee of payment and not of collection, and shall remain in effect notwithstanding that ICON Canada's payment obligations may be stayed or enjoined under bankruptcy or other applicable laws; and this guarantee shall be reinstated in the event a payment previously made by ICON Canada is returned under laws relating to bankruptcy preferences or other applicable law. ICON waives presentment, protest, notice of dishonor and similar demands and notices, and confirms that this guarantee shall remain in effect notwithstanding the failure by the Seller to exhaust its rights and remedies against ICON Canada or to proceed with promptness and diligence in enforcing its rights under this Agreement or otherwise.

                  3.2.6. Dollars. All references to $ or Dollars in this Agreement are to U.S. dollars.

          3.3. Excluded Liabilities. Buyers shall not assume, and the Seller shall remain liable for and shall pay and discharge, (a) all liabilities and obligations of the Seller not primarily related to the WSE Equipment Business,
(b) all liabilities and obligations of the Seller in respect of Taxes, (c) all liabilities and obligations of the Seller in respect of any pending litigation or any litigation threatened in a writing that is actually received by the Seller or any of its Affiliates prior to the Closing, excluding, however, any litigation or threatened litigation by any third party against the Seller or its Affiliates relating to the distribution by ICON, directly or indirectly, of home fitness equipment in the territory of any Existing Distributor other than through the Seller ("ICON Related Litigation"), (d) all liabilities and obligations in respect of products liability claims relating to products sold by the Seller prior to the Closing if, but only if, such claim was asserted in a writing that is actually received by the Seller on or prior to the Closing; (e) all liabilities and obligations of the Seller arising under any Legal Requirement relating to the employment of employees of the Seller prior to the date of execution and delivery hereof, it being understood that if the Buyers fail to comply with their obligations under Section 8.2 or 8.3 with respect to any such employee, the Buyers shall be liable for any severance payment or other compensation required to be paid by the Seller to such employee resulting from such breach of Section 8.2 or 8.3 and for any other damages suffered by the Seller resulting from such breach; (f) except to the extent constituting Buyer Assumed Unknown Liabilities, all liabilities and obligations of the Seller under the Transferred

Contracts arising as a result of any breach prior to the Closing of any Transferred Contracts by the Seller or any failure by the Seller to perform any obligations to be performed by it thereunder prior to the Closing, provided that the purported assignment hereunder of a Transferred Contract by the Seller to the Buyers notwithstanding the non-assignability of such Transferred Contract shall not be deemed to be a breach or non-performance thereof by Seller; (g) except to the extent constituting Buyer Assumed Unknown Liabilities or liabilities arising out of any ICON Related Litigation, all liabilities and obligations of the Seller in respect of any of the Existing Distributors arising as a result of any breach prior to the Closing by the Seller of any Contractual Obligation to such Existing Distributors or any failure by the Seller to perform any obligation to be performed by it thereunder prior to the Closing, provided that the purported assignment hereunder of a Distributorship Agreement (or other contractual relationship with an Existing Distributor) by Seller to Buyers, notwithstanding the non-assignability of such agreement or relationship shall not be deemed to be the breach or non-performance of a Contractual Obligation or other obligation by Seller, and (h) except to the extent constituting Buyer Assumed Unknown Liabilities, any actual direct cost suffered by ICON Canada or ICON (not otherwise covered by any insurance policies maintained by either Buyer) solely as a result of a general recall prior to the second anniversary of the Closing of home fitness equipment sold by Seller prior to the Closing, which products were not manufactured by ICON or Allfitness Inc. (all liabilities and obligations to be retained by the Seller pursuant to this Section 3.3, collectively, the "Excluded Liabilities").

          3.4. Closing. The Closing under this Agreement (the "Closing") shall occur simultaneously with the execution and delivery hereof and of the certificates, consents, releases, and other documents and instruments specified on Schedule 3.4 hereto (the "Closing Date").
   ------------

          3.5. Bulk Sale. Each of the parties hereto expressly waives compliance with Article 1767 (et seq.) of the Civil Code of the Province of Quebec (the "Quebec Bulk Sales Laws").

          3.6. No Implied Warranties. Each Buyer hereby acknowledges that it has been permitted by the Seller to conduct a full and complete examination of the WSE Equipment Assets and further acknowledges having been supplied with all information requested by it pertaining to the WSE Equipment Assets. Each Buyer hereby declares its satisfaction with the results of the examination it has conducted in respect of the WSE Equipment Assets. Each Buyer acknowledges that it is purchasing (i) the portion of the WSE Equipment Assets which consists of inventory, equipment and other physical assets "as is," "with all faults", and without any representation or warranty of any nature whatsoever, express or implied, conventional or legal, including, without limitation, warranties of merchantability or fitness for a particular purpose or use or warranties of ownership or quality set forth in the Civil Code of Quebec or the Uniform Commercial Code in force in any U.S. jurisdiction, to the extent applicable to the transactions contemplated herein (the foregoing clause (i) shall not obviate or modify the representations of Seller in Section 4, which are independent representations), (ii) the portion of the WSE Equipment Assets which consists of accounts receivable without any guarantee of collectability and (iii) the portion of the WSE Equipment Assets consisting of the Transferred Contracts and the Distributorship Agreements without any representation or warranty regarding the assignability of the same. The Seller shall not be liable to the Buyers for any liability, loss or damage incurred or suffered as a result of the non-assignability of any such Transferred Contract or Distributorship Agreement.

4.        REPRESENTATIONS AND WARRANTIES OF THE SELLER.

          In order to induce each Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to each Buyer as follows:

          4.1. Organization, Power and Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Quebec and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          4.2. Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by the Seller, and, subject to the payment to the Bank of the amount set forth in Section 3.2.1(c), is Enforceable against the Seller.

          4.3. Non-Contravention, etc. Except that no representation is made as to Quebec Bulk Sales Laws, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby constitutes, results in or gives rise to (i) a breach of or a default or violation or right or cause of action under any Charter or By-Laws provision of the Seller or any Legal Requirement applicable to the Seller or (ii) the imposition of any Lien upon or the forfeiture of any WSE Equipment Assets. Except that no representation is made as to Quebec Bulk Sales Laws, and except that Seller makes no representation or warranty with respect to the assignability of any Transferred Contract or Distributorship Agreement, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or other Person, including without limitation any party to any Contractual Obligation of the Seller, is required to be obtained or made by or on behalf of the Seller in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by the Seller, except as set forth on Schedule 4.3 hereto, all of which (except as
                               ------------
specifically indicated in Schedule 4.3 hereto) have been obtained subject to the
                          ------------
payment to the Bank of the amount set forth in Section 3.2.1 (c).

          4.4. Title to Assets, etc. The Seller has good and marketable title to all of the WSE Equipment Assets (i) constituting inventory or (ii) listed on the Schedules hereto, in each case free and clear of any Liens, except as described in Schedule 4.4A hereto (the "Permitted Liens"), and upon transfer of
             -------------
the WSE Equipment Assets to ICON as contemplated hereunder, ICON shall acquire good and marketable title to the WSE Equipment Assets free and clear of any Liens other than Permitted Liens (except for Permitted Liens identified on
Schedule 4.4 hereto as not continuing after the Closing and Liens created by
- ------------
Buyers), it being understood that the Seller is not making any representation or warranty with respect to the assignability of any Transferred Contract or Distributorship Agreement. The WSE Equipment Assets listed or referred to on the Schedules hereto constitute all material assets, property and rights used primarily to conduct the WSE Equipment Business during the period since January 1, 1996, other than (i) inventory sold in the ordinary course of business, (ii) cash, cash equivalents, insurance policies and rights to payments thereunder, fixed assets, owned real property, equipment leases (and related equipment) and maintenance contracts not transferred in connection with the transaction contemplated hereby, (iii) other assets immaterial in value or use sold or otherwise disposed of in the ordinary course of business, (iv) other assets identified on Schedule 4.4B and (v) the contracts and agreements referred to in
Section 10.11.

          4.5.  Litigation.  Except as set forth on Schedule 4.5 hereto and
                                                    ------------
except for the ICON Related Litigation, there is no litigation, at law or in equity, or any proceeding before or investigation by any foreign, federal, state or provincial court or other governmental or administrative agency or any arbitrator pending (or, to the knowledge of the Seller, threatened in a writing actually received by the Seller) against the Seller relating to the WSE Equipment Business or which has had or could reasonably be expected to have a material adverse effect on the WSE Equipment Business considered as a whole. There is no litigation at law or in equity, or any proceeding before or investigation by any foreign, federal, state, municipal or provincial court or other governmental or administrative agency or any arbitrator, pending (or, to the knowledge of the Seller, threatened in a writing actually received by the Seller) against the Seller, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No judgment, decree or order of any foreign, federal, state or municipal or provincial court, or other governmental or administrative agency or any arbitrator has been issued against the Seller or any of its Affiliates which has been, or could reasonably be expected to be, material with respect to the use of the WSE Equipment Assets.

          4.6. Contracts. To the best of its knowledge the Seller is not a party to any contract material to the WSE Equipment Business other than (a) those listed in Schedules 3.2.1 and 3.2.2B hereto and (b) those referred to in
                ---------------     ------
the last sentences of Section 4.4 and Section 10.11 as not being transferred to the Buyers. True and complete copies of such contracts listed on Schedules
                                                                  ---------
3.2.1 and 3.2.2B have been delivered to ICON or its counsel.
- ----------------

          4.7. Defaults. Except for notices relating to the ICON Related Litigation, the Seller has not received any written notice in the last three months from any Existing Distributor or from any other party to any of the Transferred Contracts claiming that a default, breach or violation has occurred or is in existence thereunder which either entitles such other party to terminate said contract or agreement or otherwise has a material adverse effect on the WSE Equipment Business considered as a whole.

      4.8. Certain Affiliated Party Relationships. Other than (a) the agreements involving the parties and their Affiliates entered into (i) in connection with the closing under and the transactions contemplated by the Master Transaction Agreement and (ii) in connection with the closing under and the transactions contemplated by the Settlement Agreement, (b) the Distribution Agreement, and (c) the oral arrangements listed in Schedule 3.2.2.C, the Seller
                                                   ----------------
is not party to any agreement to be assumed by the Buyers hereunder with any Affiliate of the Seller pursuant to which such Affiliate provides goods or services to the WSE Equipment Business or the WSE Equipment Business provides goods or services to such Affiliate at prices which are materially above or below the market price thereof. Neither the Seller nor any Affiliate of the Seller (exclusive of any Existing Distributor), either individually or in the aggregate with the Seller and all Affiliates of the Seller (exclusive of any Existing Distributor), directly or indirectly, holds an equity interest in excess of 50% in, or controls, directly or indirectly, any Existing Distributor. The representation in the immediately preceding sentence shall not be deemed breached if, upon any executive officer of the Seller, or either Buyer, becoming aware after the date hereof of the ownership by the Seller of more than a 50% equity interest in any Existing Distributor, the Seller shall sell the excess of such equity interest over 50% as soon as reasonably practicable (but without being forced into a fire sale situation) after such executive officer becoming aware of such percentage ownership, or Seller receiving written notice from either Buyer to such effect.

5.    REPRESENTATIONS AND WARRANTIES OF BUYERS.

      In order to induce the Seller to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Buyer, jointly and severally with the other Buyer, represents and warrants to the Seller as follows:

      5.1. Corporate Matters. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

      5.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by each Buyer, and is Enforceable against each Buyer.

      5.3. Non-Contravention, etc. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Charter or By-Laws provision of either Buyer or any Legal Requirement applicable to either Buyer. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of either Buyer, is required to be obtained or made by or on behalf of either Buyer in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by either Buyer, except as set forth on
Schedule 5.3 hereto, all of which have been obtained.
- ------------

          5.4. Litigation. There is no litigation at law or in equity, or any proceeding before or investigation by any foreign, federal, state or provincial court or other governmental or administrative agency or any arbitrator, pending (or, to the knowledge of either of the Buyers, threatened in writing) against either of the Buyers which seeks rescission of or seeks to enjoin the consummation of or otherwise relates to this Agreement or any of the transactions contemplated hereby.

          5.5. Tax Registration. ICON Canada has registered under the Excise Tax Act (Canada) and the Quebec Sales Tax Act.

6.        INDEMNITY.

          6.1. Indemnity. The Seller (in its capacity as indemnifying party, an "Indemnifying Party") hereby agrees to indemnify each Buyer and its respective Affiliates (each in its capacity as indemnified party, an "Indemnitee") and hold each Buyer and such Affiliates harmless, and each Buyer (in its capacity as indemnifying party, an "Indemnifying Party"), jointly and severally with the other Buyer, hereby agrees to indemnify the Seller and its Affiliates (each in its capacity as indemnified party, an "Indemnitee") and hold each of the Seller and such Affiliates harmless, from, against and in respect of any and all Losses arising from or related to any of the following:

                6.1.1. The Seller. In the case of the Seller as Indemnifying Party, (i) any breach of or inaccuracy in any representation or warranty made by the Seller in this Agreement (including, without limitation, the Schedules hereto), (ii) any Excluded Liability (to the extent it does not constitute a Buyer Assumed Unknown Liability referred to in subsection (f), (g) or (h) of Section 3.3) or Seller Retained Unknown Liabilities, (iii) any obligation of the Seller for which either Buyer is liable by operation of the provisions of the Quebec Bulk Sales Laws with respect to the transactions contemplated hereby and which obligation is asserted against either Buyer within the applicable prescription period provided for in Section 1776 of the Civil Code of Quebec applicable thereto (after giving effect to any written agreement of Seller extending or tolling such prescription period); provided, that the maximum liability of the Seller under this
                   --------
          clause (iii) shall not exceed the Cash Purchase Price; and provided
                                                                     --------
          further that the Seller shall have no indemnification obligation under
          -------
          this clause (iii) with respect to claims constituting Assumed Liabilities and claims resulting from either Buyer's breach of its obligations under Section 8, or (iv) any breach or violation of any covenant or agreement made in this Agreement by the Seller to be performed after the Closing not otherwise specifically covered by any of clauses (i) through (iii) of this Section 6.1.1.

                6.1.2. Buyers. In the case of each Buyer as Indemnifying Party, (i) any Assumed Liability, (ii) any breach of or inaccuracy in any representation or warranty made by either Buyer in this Agreement (including, without limitation, the Schedules hereto), (iii) any claim by any Oral Distributor against the Seller based upon any cessation of supply by the Buyers to such Oral Distributor as provided in the last sentence of Section 3.2.2(C) or otherwise arising from either Buyer's conduct with or relationship with such Oral Distributor after the Closing, or (iv) any breach or violation of any covenant or agreement made by either Buyer in this Agreement (including without limitation the covenants and agreements made by the Buyers pursuant to Section 8 hereof) to be performed by either Buyer after the Closing (or, in the case of covenants and agreements under Section 8, at the Closing) not otherwise specifically covered by any of clauses (i) through (iii) of this Section 6.1.2.

          6.2.  Time Limitation on Indemnification.

                6.2.1. The Seller's Indemnities. Notwithstanding the foregoing, no claim may be made or suit instituted under the Indemnity (a "Claim") by either Buyer or its Affiliates after the date which is three hundred and sixty four (364) days after the date hereof, except for (i) all Claims as to which either Buyer or its Affiliates has given the Seller reasonably specific written notice (in light of the facts then known) on or prior to such date, (ii) all Claims relating to Excluded Liabilities (to the extent not constituting Buyer Assumed Unknown Liabilities referred to in subsection (f), (g) or (h) of
          Section 3.3) or Seller Retained Unknown Liabilities, (iii) all Claims with respect to any of the representations or warranties contained in
          Section 4.1 or 4.2 or 4.4 hereof, (iv) all Claims based on the breach of any covenant or agreement made in this Agreement to be performed by the Seller after the Closing, (v) all Claims based upon intentional fraud (and not merely gross negligence or recklessness) and (vi) all Claims under Section 6.1.1(iii). With respect to all Claims to which reference is made in clauses (i), (ii), (iii), (iv) or (v) of the immediately preceding sentence, there shall not be any limitation as to time. As to Claims referred to in clause (vi) of the second preceding sentence, no Claim may be made after seven (7) days after the expiration of the prescription period provided for in Section 1776 of the Civil Code of Quebec applicable to the underlying claim (in each case after giving effect to any written agreement of Seller extending or tolling such prescription period) .

                6.2.2.    Buyers' Indemnities.   Notwithstanding the foregoing,
          no Claim may be made by the Seller or its Affiliates after the date which is three hundred and sixty four (364) days after the date hereof except for (i) all Claims as to which the Seller has given either Buyer reasonably specific written notice (in light of the facts then known) on or prior to such date, (ii) all Claims relating to Assumed Liabilities (including Claims relating to obligations and liabilities of Buyers under Section 8), (iii) all Claims with respect to any of the representations or warranties contained in Section 5.1 or 5.2 hereof, (iv) all Claims based on the breach of any covenant or agreement made in this

Agreement to be performed by the Buyers after the Closing (or, in the case of covenants and agreements under Section 8, at and after the Closing), (v) all Claims based upon intentional fraud (and not merely gross negligence or recklessness) and (vi) all Claims under Section 6.1.2(iii) related to claims by Oral Distributors. With respect to Claims to which reference is made in clauses
(i), (ii), (iii), (iv), (v) and (vi) of the immediately preceding sentence, there shall not be any limitation as to time.

6.3.  Monetary Limitations on Indemnification.

      6.3.1.    The Seller.

                6.3.1.1.  Minimum.

                (a) Except as set forth in clause (b) below, the Seller as Indemnifying Party shall have no obligation under this Agreement to indemnify either Buyer or any of its Affiliates as Indemnitee in respect of any Loss suffered or incurred by either Buyer or any of its Affiliates as Indemnitee until the aggregate cumulative total, without duplication, of (x) the aggregate dollar amount of the Losses, if any, actually incurred or suffered by either Buyer or its Affiliates prior to the date of determination as to which Losses a timely Claim shall have been made under Section 6.2.1 and which Losses shall otherwise be entitled to indemnification under Section 6 hereof (determined without regard to Section 6.3.1), plus (b) the aggregate dollar amount of the Unknown Liabilities, if any, actually paid by either Buyer prior to such date of determination (subject to the last sentence of Section 6.4), exceeds $1,000,000, whereupon each Buyer and its Affiliates as Indemnitee (but without duplication) will be entitled to indemnification for the entire aggregate cumulative amount of such Losses to the extent that the aggregate cumulative total, without duplication, of (x) the aggregate dollar amount of the Losses, if any, actually incurred or suffered by either Buyer or its respective Affiliates prior to the date of determination as to which Losses a timely Claim shall have been made pursuant to Section 6.2.1 and which Losses shall otherwise be entitled to indemnification under Section 6 hereof (determined without regard to Section 6.3.1), plus (b) the aggregate dollar amount of the Unknown Liabilities, if any, actually paid by either Buyer prior to such date of determination (subject to the last sentence of Section 6.4), exceeds $1,000,000. In no event shall Seller be liable for the first such $1,000,000.

                (b) No minimum dollar limitation shall apply to Losses (i) as to which a Claim referred to in clauses (iv) or (v) of Section 6.2.1 hereof is made or (ii) in respect of the Excluded Liabilities referred to in Sections 3.3(a), (b), (c), (d) and (e).

            6.3.1.2. Maximum. Except with respect to the Claims referred to in (ii), (iii), (iv) or (v) of Section 6.2.1 hereof, the Seller as Indemnifying Party shall have no obligation to indemnify the Buyers and their Affiliates as Indemnitee in excess of an aggregate amount equal to the Cash Purchase Price.

      6.3.2.     Amount of Losses Reimbursable.

            6.3.2.1. Taxes and Insurance. The amount of any liability for Loss as to which indemnification exists under this Agreement shall be measured taking into account (i) any income tax savings (and income tax cost attributable to the indemnity payment) actually realized (or incurred) that affect the overall economic impact of the Loss to the Indemnitee, and (ii) any insurance proceeds actually realized and adverse insurance consequences incurred (such as premium adjustments and other detriments) that affect the overall economic impact of the Loss to the Indemnitee.

            6.3.2.2.    Certain Litigation Costs.   In the event of any Claim by
      any third party based on facts which, if true as alleged, would give rise to any liability for Loss as to which indemnification exists under this Agreement, the amount of the Loss shall be deemed to include without limitation the costs of the defense thereof, whether or not successful, subject to the rights of the Indemnifying Party to assume such defense pursuant to Section 6.4.

            6.3.2.3. Currency. Obligations under this Section 6 shall be satisfied in U.S. dollars.

            6.3.2.4. Treatment of Indemnity Payments. All payments under this Section 6 shall be deemed adjustments to the Purchase Price, unless a final determination with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Purchase Price for federal, state, provincial or municipal income Tax purposes.

      6.4. Third Party Claims. Promptly after the receipt by any Indemnitee of notice of the commencement of any action against such Indemnitee by a third party (a "Third Party Claim"), such Indemnitee shall, if a Claim with respect thereto is or may be made against any Indemnifying Party pursuant to this
Section 6, give such Indemnifying Party written notice thereof. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such Third Party Claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying Party conducts the defense of such Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of such Third Party Claim as provided in the previous sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such Third Party Claim, and neither the Indemnifying Party nor the Indemnitee will consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such Third Party Claim as so provided, (x) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such Third Party Claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnitee promptly and periodically for the costs of defending against such Third Party Claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such Claim to the full extent provided in this Section 6. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnitee agrees to reasonably cooperate in such defense so long as the Indemnitee is not materially prejudiced thereby. Notwithstanding the foregoing, the Seller shall have the right to direct the Buyers not to contest or to cease contesting a Third Party Claim or Unknown Liability and to direct the Buyers to pay the same, if either the then remaining Deductible Amount shall be sufficient to cover such Third Party Claim or Unknown Liability or the Seller pays the amount by which the Third Party Claim or Unknown Liability exceeds the then remaining Deductible Amount. If either Buyer pays any Unknown Liability in violation of the foregoing provisions of this Section 6.4, the Deductible Amount shall be reduced solely to the extent of the amount of the liability that the Seller agrees is due the third party claimant, subject only to a subsequent judicial determination of a different amount. The Seller and the Buyers agree that Buyers shall pay all Buyer Assumed Unknown Liabilities, notwithstanding any dispute between Buyers and Seller with respect to (i) the existence or amount of any indemnifiable Losses under Section 6 or (ii) the additional amount by which the Deductible Amount may eventually be reduced by judicial determination if the next preceding sentence applies, which disputed amounts under clauses (i) and
(ii) shall not reduce the Deductible Amount until the actual amount thereof shall have been agreed upon or judicially determined.

     6.5. No Circulatory of Limitations. In the event that an Indemnitee claims that an Indemnifying Party has breached its obligation to make any payment under this Section 6, the time and monetary limitations contained herein shall be inapplicable to resolution of such claim for payment (but such limitations shall be operative as provided herein to determination of the underlying claim).

     6.6. Insurance Subrogation. The Seller and each of the Buyers hereby waive any insurer's right of subrogation under this Agreement except solely to the extent that such waiver would result in a limitation or termination of coverage under any policy.

7.   DEFINITIONS.

     For purposes of this Agreement, accounting terms used herein and not otherwise defined herein are used herein as defined by Generally Accepted Accounting Principles. In addition, the following terms shall have the following meanings:

     7.1. Deductible Amount. The term "Deductible Amount" shall mean $1,000,000 less the sum, without duplication, of (a) the aggregate dollar amount of the Losses, if any, actually incurred or suffered by either Buyer or their respective Affiliates prior to the date of determination as to which Losses a Claim shall have been timely made under Section 6.2.1 and which Losses shall be otherwise entitled to indemnification under Section 6 hereof (determined without regard to Section 6.3.1), plus (b) the aggregate dollar amount of the Unknown
                          ----
Liabilities, if any, actually paid by either Buyer prior to such date of determination.

     7.2. Generally Accepted Accounting Principles. The term "Generally Accepted Accounting Principles" shall mean Canadian generally accepted accounting principles, as of the date hereof.

     7.3. WSE Equipment Assets. The term "WSE Equipment Assets" shall mean all of the assets owned by the Seller which primarily relate to the conduct of the WSE Equipment Business, including without limitation the Transferred Contracts, the Distributorship Agreements and those assets listed on Schedule 7.3 hereto
                                                          ------------
but excluding (i) cash, cash equivalents, insurance policies and rights to payments thereunder, fixed assets, owned real property, equipment leases (and related equipment) and maintenance contracts not transferred in connection with the transactions contemplated hereby, (ii) other assets identified on Schedule 4.4.B, and (iii) the contracts and agreements referred to in Section 10.11.

8.   EMPLOYEES.

     8.1. Reimbursement of Certain Expenses.

     (a) Buyers, jointly and severally agree to pay to the Seller (or its designee and such designee may be changed by either the Seller or such designee at any time and from time to time), for so long as Ben Weider shall live (but not in any event after the fifth anniversary of the Closing Date), an amount equal to (i) the aggregate salary and year-end bonus paid to, and the aggregate cost of benefits for, the three secretary/receptionists assisting Ben Weider currently employed by the Seller (each, together with any replacements designated by Seller or its designee, a "Continuing WSE Employee") and in the case of each such secretary/receptionist, his or her replacement; provided, however, that in no event shall Buyers pay any amount under this clause (i) (A) with respect to the 12 month period commencing on the date hereof, in excess of the aggregate of (x) 1996 salary, (y) 1995 year-end bonus (increased by an amount reflecting any increase in the Canadian Consumer Price Index ("Canadian CPI") for 1996) and (z) cost of benefits set forth in Schedule 8.1 hereto and
                                                      ------------
(B)
with respect to each successive 12-month period thereafter (each an "Applicable Period"), in excess of the aggregate amount payable for the immediately preceding 12-month period increased by the amount of the Canadian CPI increase for the calendar year immediately preceding the Applicable Period, plus (ii) the aggregate amount of the employer's contribution to the Weider Sports & Equipment Group Health Plan, furnished to Buyers (or such other insurance health plans as may from time to time be adopted by WSE which is applicable to Seller employees generally), Quebec Pensions Plan, Unemployment Insurance, CSST, the Labour Standards Commission levy and Quebec Health Insurance levy and similar compulsory contributions required to be made by applicable Legal Requirements based on the employment of the Continuing WSE Employees after the Closing Date (the "Contributions").

     (b) On the fifth business day of each month, Buyers shall pay to the Seller (or its designee and such designee may be changed by either the Seller or such designee at any time and from time to time) an amount equal to all expenses reimbursable pursuant to clause (a) which were actually paid by the Seller or its designee during the preceding month.

     (c) The Continuing WSE Employees are and will continue to be employees of the Seller (or its designee and such designee may be changed by either the Seller or such designee at any time and from time to time). Only the Seller or its designee shall have the right to terminate, replace or direct the Continuing WSE Employees. Buyers and their Affiliates shall have no liability of any kind or nature whatsoever in respect of the Continuing WSE Employees or their acts or omissions other than to make the payments provided for in Section 8.1(b).

     (d) The obligations of each Buyer hereunder are joint and several with the other Buyer. The payments required to be made by Buyers pursuant to this
Section 8.1 (a) and (b) shall be made without any setoff, deduction or withholding for any reason whatsoever (including any Claim under Section 6) and shall bear interest at the rate of 12% per annum from and after the tenth (10th) calendar day following notice of failure to pay when due to and including the date of payment. If, after written notice is provided to Buyers in accordance with Section 11 hereof, Buyers fail to make any payments under this Section 8 for any reason and the Seller elects to rely on the following provisions of this Section (d), the Specified Amount (as hereinafter defined) shall immediately and automatically become due and payable in full within two days of such election being made by the Seller in writing and will bear interest at a rate of 12% per annum from the date that of such election until the date payment of the Specified Amount is made; provided, however that the foregoing provisions of this sentence shall not apply if Buyers fail to pay when due not more than three
(3) Monthly Payments in any twelve month period, so long as Buyers shall have paid each such Monthly Payment within 10 calendar days of notice of same. As used herein the term "Specified Amount" shall mean, at any time, the amount equal to the product of (i) the sum of (x) the total of all payments (but excluding interest) required to be made pursuant to clauses (i) and (ii) of
Section 8.1 (a) for the then preceding twelve (12) months plus (y) five percent (5%) of the total amount referred to in clause (x) (which shall be deemed to represent the Canadian

CPI for the number of months under clause (ii) below) divided by twelve (12), multiplied by (ii) the number of months then remaining until the fifth
anniversary of the date of execution and delivery hereof.   In the event of any
suit to collect payments under this Section 8.1, each party agrees it shall be responsible for and shall pay any and all legal expenses of the other party in respect of such suit to the extent such other party prevails on the merits of such suit. Payment of the Specified Amount with such interest shall constitute payment in full of all obligations under this Section 8.1 (including without limitation any obligation to pay interest pursuant to the second sentence of this Section 8.1(d) so as to avoid double counting), if Seller elects to demand payment of the Specified Amount.

     8.2. Hiring Other WSE Employees. One of the Buyers shall offer employment effective as of the Closing and on the same terms and conditions as currently exist (including salaries, benefits and severance terms (as provided in Section 8.3) reflecting, in each case, such employees' years of employment with Seller or its predecessor entities) to each of the Seller's employees listed on
Schedule 8.2 hereto and Seller hereby agrees to cooperate in good faith with
- ------------
Buyers to effectuate the hiring of such employees. Such terms and conditions as currently exist are set forth on Schedule 8.2.
                                 ------------

     8.3. Severance.  With respect to employees listed on Schedule 8.2 hereto
                                                          ------------
who accept employment with a Buyer no later than within 10 days of the date hereof, the Buyers agree to adopt the following severance policy and make all payments pursuant thereto to all employees entitled to such payments pursuant hereto, in a single lump sum payable at the time of termination in the case of each employee so entitled: until the first anniversary of the date of this Agreement, any employee, who is terminated by either Buyer for any reason, or is subject to Constructive Termination (as defined below), shall be entitled to a lump sum severance payment payable at the time of termination from Buyers, jointly and severally, equal to one year's salary, if such employee has more than ten years' service, or one-half year's salary, if such employee has more than one year's but fewer than ten years' service (in each case including as applicable service for the purpose of such determination service for the Seller or its predecessor entities). For purposes of this Agreement a "Constructive Termination" shall occur if an employee elects not to remain in Buyer's employ as a result of Buyer's making it a condition of employment that such employee's place of employment be moved from Montreal to St. Jerome or any other place and such move (a) increases such employee's commuting distance more than 35 kilometers and travel time more than 50% or (b) results in either a commuting distance of more than 70 kilometers or travel time of more than 60 minutes. Severance payments shall be reduced by any withholding required under applicable provincial or federal Canadian law.

     8.4. Third Party Beneficiaries. Each Buyer hereby expressly acknowledges that the employees listed in Schedule 8.2 are intended as third party
                             ------------
beneficiaries of the provisions of Section 8.2 and 8.3 of this Agreement.

     8.5. Transition Services. The Seller agrees to make available Eugene Theriault, who will remain an employee of the Seller, to provide reasonable transition services to Buyers (provided that such services shall be without liability to Seller, which shall not be responsible for any action or omission of Eugene Theriault) without cost to Buyers after the Closing for a period of thirty (30) days.

9.   GOVERNING LAW

     9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     9.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 11 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 11 hereof does not constitute good and sufficient service of process. The provisions of this Section 9.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

     9.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 9.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     9.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of this Section 9 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

10.  MISCELLANEOUS.

     10.1. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions, and all prior written agreements and other writings of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by either Buyer, by both Buyers, and (ii) in the case of a waiver by the Seller, by the Seller.

     10.2. Amendment or Modification, etc. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by each Buyer and the Seller. Any written amendment, modification or waiver executed by each Buyer and the Seller shall be binding upon each Buyer and the Seller.

     10.3. Survival, etc. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement (including without limitation the Schedules hereto), or pursuant to any document, certificate, financial statement or other instrument referred to herein or delivered in connection with the transactions contemplated hereby, shall be deemed to have been material, of independent significance and relied upon by the parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto or any opportunity therefor or any actual or constructive knowledge thereby obtained, and shall survive the execution and delivery of this Agreement and the Closing, as provided herein.

     10.4. Further Assurances. The Seller and each Buyer agree that from time to time, that they will do, execute, acknowledge or deliver, and cause to be done, executed, acknowledged or delivered, all such further acts deeds, assignments, transfers, conveyances, powers of attorney, notarial transfer deeds or assurances as may reasonably requested by the other to consummate the transactions contemplated hereby. In addition, ICON agrees to use commercially reasonable efforts to include the Seller as a named insured under its product liability insurance with coverage throughout the Territory (as defined in the Distribution Agreement) in respect of products purchased from ICON for an amount not lower than levels in effect after November 14, 1994. Any cash received by the Seller in payment of accounts receivable included in the WSE Equipment Assets shall be held by Seller in trust for and remitted by Seller to ICON Canada, immediately upon receipt, and in the form received.

     10.5. No Third Parties. Except as set forth in Sections 6 and 8.4 hereof, neither this Agreement nor any provision set forth herein is intended to, or will, create any rights in or confer any benefits upon any person other than the parties hereto and their respective successors and permitted assigns.

     10.6. No Longer Distributor. The Seller acknowledges and agrees that after the date hereof it shall not hold itself out as a distributor of ICON or any of its Affiliates for periods after the date hereof.

     10.7. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

     10.8. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     10.10. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however that (i) no party may transfer any
                          --------  -------
of its rights or obligations hereunder without the consent of each Buyer and the Seller; except that (a) each Buyer and the Seller and any permitted transferee thereof may assign its rights and obligations hereunder, in whole or in part, to any entity which is controlled by or under common control with such Buyer or Seller, provided ICON (in the case of such Buyer) or the Seller (in the case of the Seller) guarantees all obligations hereunder of any such transferee, (b) each Buyer and any permitted transferee thereof may transfer any of its rights hereunder to General Electric Capital Corporation or any other institutional lender and their respective successors for security purposes (and the Sellers acknowledges the assignment of the indemnities of the Seller hereunder to General Electric Capital Corporation, as Agent for security purposes) and (c) the Seller and any permitted transferee thereof may transfer any of its rights hereunder to General Electric Capital Corporation or any other institutional lender and their respective successors for security purposes, and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Except as expressly provided herein in Sections 6 and 8.4 hereof, this Agreement shall not confer any right or remedy upon any Person other than the parties and their respective transferees, successors and assigns. A merger shall not constitute a transfer or assignment for purposes of this Section 10.10.

     10.11. Settlement, etc. This Agreement is one of the documents contemplated by the Settlement Agreement entered into between and among the Buyers, the Seller and certain other parties of even date herewith. For the avoidance of doubt, the parties acknowledge and agree that the Seller is not assigning to Buyers, and Buyers are not assuming from the Seller, the following agreements which shall not be a part of the WSE Purchased Assets: (i) this Agreement, (ii) the Settlement Agreement, (iii) agreements involving the parties and their Affiliates entered into (a) in connection with the closing under and the transactions contemplated by the Master Transaction Agreement, and (b) in connection with the closing under and the transactions contemplated by the Settlement Agreement, (iv) the Canada License Agreement (as defined in the Settlement Agreement), (v) the Distribution Agreement, (vi) agreements or understandings relating to the grant of the perpetual exclusive right to the Weider name for a variety of products, including exercise equipment, to third parties for Japan and Australia, respectively (which rights to such third parties with respect to fitness equipment the Seller represents and warrants were all granted prior to November 14, 1994), and (vii) any agreements between the Seller and any Affiliate of the Seller.

     10.12. French Language. The parties acknowledge that they have requested this agreement and all ancillary documents to be drawn up in English language only. Les parties reconnaissent avoir exige que cette convention ainsi que tous les documents y afferents soient rediges en anglais seulement.

11.  NOTICES.

     Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

     If to Seller,
     to it at :

                          Weider Sports Equipment Co., Ltd.
                          2875 Bates Road
                          Montreal, Quebec H35 1B7
                          Telecopy No.:  (514) 731-9026
                          Attention:  Chief Executive Officer




     With a copy to:

                          Weider Health & Fitness
                          21100 Erwin Street
                          Woodland Hills, California 91637-3772
                          Telecopy No.:  (818) 999-6598
                          Attention:  General Counsel
                          and
                          Latham & Watkins
                          885 Third Avenue
                          New York, NY  10022
                          Telecopy No.: (212) 751-4864
                          Attention:  Roger Kimmel


     If to ICON or ICON
       Canada to it at:
                          ICON Health & Fitness, Inc.
                          1500 South 1000 West
                          Logan, Utah  84321
                          Telecopy No.:  (801) 750-5238
                          Attention:  Chief Executive Officer

     With a copy to:

                          ICON Health & Fitness, Inc.
                          1500 South 1000 West
                          Logan, Utah  84321
                          Telecopy No.:  (801) 750-5238
                          Attention:  General Counsel
                          and
                          Ropes & Gray
                          One International Place
                          Boston, MA  02110
                          Telecopy No.:  (617) 951-7050
                          Attention:  R. Newcomb Stillwell

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent by Federal Express, if sent by Federal Express,
(c) one business day after being delivered, if delivered by telecopier with confirmation of good transmission, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.  CERTAIN ADDITIONAL COVENANTS.

     12.1. Certain Investments. Seller agrees not to acquire after the Closing, and to cause Seller's affiliates controlling, controlled by or under common control with the Seller not to acquire after the Closing, directly or indirectly, any additional equity interest in any Existing Distributor.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.


ICON:                           ICON HEALTH & FITNESS, INC.


                                By: /s/ ?
                                   ------------------------------------
                                    Title: Secretary


ICON: CANADA:                   ICON OF CANADA INC.


                                By:/s/ ?
                                   ------------------------------------
                                    Title: Secretary

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

                                                WEIDER SPORTS EQUIPMENT CO., LTD


                                                By /s/ Eugene Theriault.
                                                  ------------------------------
                                                   Title: President & CEO.

                                Limited Guaranty
                                ----------------

     To induce Buyers to waive compliance by the Seller with the provisions of
Article 1767 (et seq.) the Civil Code of the Province of Quebec (the "Quebec Bulk Sales Laws") in connection with the transactions contemplated by the above WSE Asset Purchase Agreement, the undersigned Weider Health and Fitness, a Nevada corporation ("WHF"), hereby unconditionally guarantees the payment by the Seller of all obligations of Seller for which either Buyer is liable by operation of such provisions and which obligation is asserted against either Buyer within the applicable prescription period provided for in Section 1776 of the Civil Code of Quebec applicable to the underlying claim; provided, however,
                                                             --------  -------
that WHF does not guarantee the payment of the Assumed Liabilities (for which the Buyers, jointly and severally, are liable under the WSE Purchase Agreement) and provided, further, that the aggregate liability of WHF under this guarantee
    --------  -------
shall not exceed an amount equal to the Cash Purchase Price. This guarantee shall constitute a guarantee of payment and not of collectibility and shall remain in effect notwithstanding that the Seller's payment obligations may be stayed or enjoined under bankruptcy or other applicable laws; and this guarantee shall be reinstated in the event a payment previously made by the Seller is returned under laws relating to bankruptcy preferences or other applicable law. WHF waives presentment, protest, notice of dishonor and similar demands and notices, and confirms that this guarantee shall remain in effect notwithstanding the failure by Buyers to exhaust their rights and remedies against Seller or to proceed with promptness and diligence in enforcing their rights under the WSE Asset Purchase Agreement or otherwise. Terms defined in the above WSE Asset Purchase Agreement and not otherwise defined herein are used herein as so defined. No claim may be made by either Buyer or suit instituted by either Buyer under this Guarantee after seven (7) days after the expiration of the prescription period provided for in Section 1776 of the Civil Code of Quebec applicable to the underlying claim (in each case after giving effect to any written agreement of Seller extending or tolling such statute of limitations).

                                   WEIDER HEALTH AND FITNESS



                                   By: /s/ ?
                                      ------------------------------------------
                                   Title: